F&G Investor Update Spring 2024

Disclaimer & Forward-Looking Statements 2F&G Investor Update | Spring 2024 This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; natural disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, political crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures 3F&G Investor Update | Spring 2024 Generally Accepted Accounting Principles ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this document includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Prior period amounts have been adjusted to align with the updated AUM and AAUM definitions primarily to exclude minority stakes in owned distribution. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within.

1Q24 Adjusted ROA2, ex significant items 1.25% Above 1.10% expected Executed Strategy & Delivered Shareholder Value 4F&G Investor Update | Spring 2024 1As of 3/31/2024 2Attributable to common shareholders ✓ Near record first quarter gross sales of $3.5B ✓ Record assets under management and positioned for sustained asset growth ✓ Diversified, high quality investment portfolio well matched to liabilities ✓ Consistent economics and margin expansion over time despite short-term earnings volatility ✓ Strong balance sheet with financial flexibility ✓ Capital allocation supports growth and return of capital to shareholders 1Q24 Gross Sales $3.5B + 6% YoY 1Q24 Net Sales $2.3B On Plan Assets Under Management (AUM)1 $49.8B + 10% YoY 3-Year Average Portfolio Credit-Related Impairments 5 bps Well below pricing 1Q24 Capital Return to Shareholders $30M Common and Preferred Dividends Market Capitalization1 $5.1B + 122% YoY 1Q24 Adjusted ROE2, ex significant items 11% + 90 bps YoY

Fourth Quarter Financial Highlights

F&G expects steady and growing adjusted net earnings over time, excluding significant items which include short-term mark-to-market effects

Financial Highlights

($M) - except per share data and ROA	Full Year		Quarterly	
Period ended December 31	2022	2023	1Q23	1Q24
Gross sales	$11,254	$13,153	$3,281	$3,495
Net sales	$9,006	$9,238	$2,209	$2,302
Assets under management (AUM)	$43,568	$49,103	$45,311	$49,787
AUM before flow reinsurance	$46,432	$55,928	$49,167	$58,020
Adjusted return on assets (ROA)[1]	0.88%	0.73%	0.55%	0.87%
Net earnings (loss)[1]	$635	($58)	($195)	$111
Net earnings (loss) per diluted share[1]	$5.52	($0.47)	($1.56)	$0.88
Adjusted net earnings (ANE)[1]	$353	$335	$61	$108
Adjusted net earnings per diluted share[1]	$3.07	$2.68	$0.49	$0.86
Adjusted weighted average diluted shares	115	125	125	130
Adjusted ROA – ex significant items[1]	1.18%	1.17%	1.18%	1.25%
ANE – ex significant items[1]	$471	$539	$131	$154
ANE per diluted share – ex significant items[1]	$4.10	$4.31	$1.05	$1.22

[1]Attributable to common shareholders

Significant Items – Quarterly

ANE ($M) and Per Share	1Q23		1Q24	
Favorable / (Unfavorable)	($M)	Per share	($M)	Per share
Alternatives investment short-term returns versus long-term return expectations	(33)	($0.26)	(52)	($0.41)
Other significant (income) expense items	(37)	($0.30)	6	$0.05

Significant Items – Full Year

ANE ($M) and Per Share	2022		2023	
Favorable / (Unfavorable)	($M)	Per share	($M)	Per share
Alternatives investment short-term returns versus long-term return expectations	(217)	($1.89)	(153)	($1.22)
Other significant (income) expense items	99	$0.86	(51)	($0.41)

F&G Investor Update | Spring 2024 5

About F&G Snapshot 6F&G Investor Update | Spring 2024 Retail Annuities • Fixed indexed annuity (FIA) • Registered index-linked annuities (RILA) • Multi-year guaranteed annuity (MYGA) Pension Risk Transfer (PRT) Life Insurance • Indexed universal life (IUL) Funding Agreements • Funding agreement backed notes (FABN) • Federal Home Loan Bank (FHLB) • Founded in 1959 as a life insurance company • Listed on the New York Stock Exchange (NYSE: FG) eff. 12/1/2022 • Fidelity National Financial (NYSE: FNF) retains ~85% ownership • Headquartered in Des Moines, IA; 1,200+ employees • Ranking as a Top Workplaces company for 6 consecutive years Retail Channels • Independent insurance agents (IMOs) • Broker Dealers • Banks Institutional Markets • Pension risk transfer • Funding agreements Our Product Lines Five Distinct Distribution Channels / Markets Background Financial Strength Ratings A Stable A.M. Best A- Stable S&P Global A- Stable Fitch Ratings A3 Stable Moody’s

F&G’s Competitive Advantages 7F&G Investor Update | Spring 2024 v Track Record of Success We have delivered consistent top line growth and return on assets across varying market cycles, and we expect to continue to outperform the rest of the market, whether rates are rising or falling v Targeting Large and Growing Markets We have long-standing relationships with multiple distribution channels, an investment edge, and a track record of attracting top talent Superior Ecosystem F&G is a nationwide leader in the large markets we play in, and we expect demographic trends will provide tailwinds to give us significant room to continue growing – including untapped Middle Market demand for Life coverage and the opportunity to migrate consumers from CDs to fixed annuities Driving Margin Expansion and Improved Returns F&G is pursuing strategies to grow earnings, while generating significant positive net cash flow and diversifying into “capital light” flow reinsurance and accretive owned distribution to generate higher ROEs

We Have A Clean & Profitable Inforce Book

Our inforce liabilities are surrender charge protected and our asset and liability cash flows are well matched; our inforce book does not contain typical problematic legacy business

- Our liability profile drives our investment strategy
  - Retail fixed annuities are 92% surrender protected
  - Non-surrenderable liabilities include funding agreements, pension risk transfer and immediate annuities
- New business and inforce are actively managed to maintain pricing targets
- Asset and liability cash flows are well matched

GAAP Net Reserves[1]



59%
12%
11%
10%
5%
3%
$49B
Indexed Annuities
Fixed Rate Annuities
Funding Agreements
Pension Risk Transfer
Life
Immediate Annuities

Retail Fixed Annuity Metrics[1]

	1Q23	1Q24
Weighted average time remaining in surrender charge period	5.6 Years	5.5 Years
% Surrender protected	91%	92%
Average remaining surrender charge (% of account value)	7%	7%
% Subject to market value adjustment (MVA)	72%	75%
Average cost of options/interest credited	2.4%	2.7%
Distance to guaranteed minimum crediting rates	139 bps	178 bps

[1]As of 3/31/2024

F&G Investor Update | Spring 2024 8

FIA Account Value Is Steadily Growing 9F&G Investor Update | Spring 2024 F&G continues to have positive net inflows, although terminations are elevated in the higher rate environment as expected and seen across the industry • Record new business volumes have improved the liability profile and generated strong positive net inflows • Terminations provide a boost to earnings from higher surrender charge fees and freed up capital from policy lapses • Net positive inflows are driving steady growth in account value FIA Deposits & Terminations Quarterly Trend ($M) Ending FIA Account Value ($B) $24.8 $25.5 $26.1 $26.7 $27.2 $27.9 1,389 1,191 1,233 1,134 1,179 1,386 528 501 606 639 769 804 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Deposits Terminations

We Are Playing In High Growth Markets

The U.S. retirement and middle markets are growing and we are both well established and well positioned for continued growth in our retail channels and institutional markets



Mutual Fund 401(k) Assets[1]
$4.8T
Registered index linked annuities (RILAs) provide alternative with upside potential and limited downside risk
U.S. Consumer Savings[2]
$766B
Consumers increasingly rely on personal savings for retirement income
Retail Life & Annuities[3]
$400B
Untapped demand for permanent life insurance, especially in the Middle Market
Pension Risk Transfer[4]
$270B
Transaction volume likely to continue[5]
Funding Agreements[6]
$183B

[1] 4Q23 Quarterly Retirement Market Data, Investment Company Institute, 03/14/2024
[2] Personal savings in the U.S. per Federal Reserve Bank of St. Louis as of December 2023
[3] 2023 U.S. retail life sales (annualized premium) and U.S. individual annuity sales per LIMRA
[4] Value of U.S. pension risk transfer (PRT) assets held with all current PRT writers per LIMRA 2023 Pension Risk Transfer Survey
[5] U.S. Pension Risk Transfer Market reached an all time high in 2023 per Pensions & Investments, Source LIMRA, 3/28/2024
[6] Board of Governors of the Federal Reserve System, Funding Agreement-Backed Securities (FABS) as of 12/31/2023

F&G Investor Update | Spring 2024 10

… And We’re Winning … 11F&G Investor Update | Spring 2024 1CAGR reflects 2018-2023 annual periods Annual Gross Sales by Retail Channel and Institutional Market ($B) 2018 2019 2020 2021 2022 2023 Funding Agreements Agent PRT Broker Dealer Bank $9.6B $4.5B $3.9B $3.4B • FNF and F&G Merger • F&G ratings upgrades (June 2020) $11.3B ~31% CAGR1 $13.2B

46% 28% 6% 3% 17% $3.5B (3 Mos.) … While Significantly Diversifying Our Business 12F&G Investor Update | Spring 2024 Note: Reflects Total Gross Sales 38% 31% 7% 9% 15% $13.2B 84% 5% 7% 4% $4.5B FY2023 Sales C h a n n e l P ro d u c t 36% 39% 1% 9% 15% $13.2B 77% 17% 1% 5% $4.5B FY2020 Sales 1Q24 Sales 41% 38% 1% 3% 17% $3.5B (3 Mos.) Bank Broker Dealer Agent Funding Agreements Pension Risk Transfer (PRT) Multi-year Guaranteed Annuity (MYGA) Indexed Universal Life (IUL) Funding Agreements Indexed Annuities (FIA/RILA) Pension Risk Transfer (PRT)

High Quality & Well-Diversified Portfolio1 13F&G Investor Update | Spring 2024 1GAAP Fair Values as of 3/31/2024 (net of reinsurance FWH) 2Other consists of ICOLI, FHLB stock, LIHTC, options and private origination equity tranches 3Cash includes actual cash and treasuries Investment Portfolio by Asset Class Investment Portfolio by NAIC Designation Portfolio conservatively positioned & well-matched to liability profile • Fixed income is 96% investment grade • Modest average credit-related impairments of 5 bps over the last 3 years (2021-2023), well below our pricing assumption and remained below that level in 1Q24 CMBS/CML portfolios are high quality, with moderate leverage and diversified across property types • CMBS, CMLs and Alternative LPs comprise 18% of total portfolio, with only 1.9% in office • Alternative LPs comprise 6% of total portfolio, with only 1.5% of Alternative LPs portfolio in office 29% Corporates 24% Structured Securities 15% Private Origination 11% Mortgage Loans 6% Alternatives (LP) 4% Other ² 3% Municipal 3% EMD 2% Prf/Hybrid 2% Cash 1% Gov't & Treasury $47B 59% NAIC 1 25% NAIC 2 3% NAIC 3 1% NAIC 4/5/6 6% LP 3% Other² 3% Cash³ $47B

Our Investment Portfolio Key Attributes 14 Investment Rationale • Core fixed income: Focus remains high grade public and private securities with strong risk adjusted returns • Structured credit: Provides access to well diversified, high-quality assets across CLOs, CMBS and ABS • Mortgage loans: Superior loss-adjusted performance relative to similar rated corporates • Direct Origination: Diversified private credit exposure to a wide spectrum of underlying collateral Fixed Income1,2 (ex. Structured, Mortgage Loan & Private Origination) 1GAAP Fair Values as of 3/31/2024 (net of reinsurance FWH) 2Excludes $5.6B of alternatives/equity, FHLB, call options and cash 3Other consists of data center, mixed use and hotel properties Structured Credit Portfolio1,2 59% Residential 20% Multifamily 10% Industrial 6% Office 2% Retail 2% Other³ 1% Student Housing Private Origination Portfolio1,2 77% Corporates 8% Municipal 7% EMD 6% Prf/Hybrid 2% Gov't & Treasury $18B 38% CLOs 33% CMBS 14% ABS 14% Non Agency RMBS 1% Agency RMBS $11B Mortgage Loans1,2 $5B 46% Corporate Lending 26% Private Specialty Finance 24% Asset Backed & Consumer Loans 4% Triple Net Lease $7B F&G Investor Update | Spring 2024

353 335 61 108 2022 2023 1Q23 1Q24 Significant items ANE ex significant items Our Track Record of Profitable Growth Gross Sales ($B) Average Assets Under Management (AAUM) ($B) Common Adjusted Net Earnings (ANE) ($M) F&G Investor Update | Spring 2024 15 8.5 10.0 2.8 2.8 2.8 3.2 11.3 13.2 3.3 3.5 2022 2023 1Q23 1Q24 Institutional Markets Retail Channels Net Sales 9.0 9.2 2.2 2.3 +6% VPY+17% VPY 40.1 46.0 44.3 49.4 2022 2023 1Q23 1Q24 +12% VPY+15% VPY Ending AUM 43.6 49.1 45.3 49.8 AUM before flow reinsurance 46.4 55.9 49.2 58.0 For further details on significant items, see Appendix

Robust Gross Sales With Pricing Discipline Gross Sales Growth ($B) Gross sales sustainable across multi-channel new business platform; sales volumes effectively managed within profitability & capital targets • Strong momentum and demand for our products in volatile and higher rate environment • Retail sequential quarter decline reflects record indexed annuity sales and lower multiyear guaranteed annuity sales, leading to higher % of net sales retained in 1Q24 • Institutional reflects healthy pension risk transfer pipeline and challenging market for funding agreements • Ending assets under management at $49.8B, driven primarily by net new business flows 8.5 10.0 10.0 2.8 2.3 1.9 3.0 2.8 2.8 3.2 3.4 0.5 0.7 0.9 1.1 0.7 11.3 13.2 13.4 3.3 3.0 2.8 4.1 3.5 2022 2023 1Q24 LTM 1Q23 2Q23 3Q23 4Q23 1Q24 Institutional markets Retail channels Net Sales 9.0 9.2 9.3 2.2 2.2 2.3 2.5 2.3 Ending AUM 43.6 49.1 49.8 45.3 46.0 47.1 49.1 49.8 F&G Investor Update | Spring 2024 16 Note: LTM 1Q24 reflects last twelve months ended 3/31/2024

353 335 382 61 79 120 75 108 2022 2023 1Q24 LTM 1Q23 2Q23 3Q23 4Q23 1Q24 Significant items ANE ex significant items Net earnings (loss) 635 (58) 253 (195) 130 306 (299) 111 Op Exp (bps)1 59 63 63 61 61 63 63 63 ANE per share $3.07 $2.68 $3.06 $0.49 $0.63 $0.96 $0.60 $0.86 Adj. ROA2 1.18% 1.17% 1.19% 1.18% 1.16% 1.20% 1.17% 1.25% Adj. ROE2 10% 10% 11% 10% 10% 11% 10% 11% Steady & Growing Adjusted Return on Assets 17F&G Investor Update | Spring 2024 Common Adjusted Net Earnings (ANE) ($M) Note: Reflects metrics attributable to common shareholders; LTM 1Q24 reflects last twelve months ended 3/31/2024 1Reflects LTM operating expense to AUM before flow reinsurance (bps) 2Reflects ANE ex significant items F&G expects steady and growing adjusted net earnings over time, excluding significant items • Growth in ANE ex significant items reflects: • asset growth, • margin diversification (flow reinsurance & owned distribution), • disciplined expense management, and • higher interest expense on debt (vs. prior year) • ROA ex significant items above ~1.10% forecast • For further details on significant items, see Appendix

80 84 93 118 117 125 2019 2020 2021 2022 2023 1Q24 0 bps 20 bps 40 bps 60 bps 80 bps 100 bps 120 bps 140 bps 160 bps 180 bps 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Expanding ROA Despite Volatile Rates F&G’s primary “spread model” generates stable return on assets (ROA) despite volatility in interest rates • Common Adjusted ROA reflects increasing margins from scale, accretive flow reinsurance and owned distribution Adjusted Return on Assets1 vs. 10-year UST Yield 1Attributable to common shareholders Adjusted Return on Assets ex Significant Items (bps) F&G Investor Update | Spring 2024 18 10-Year UST

529 bps 293 bps 12 bps 11 bps (134) bps 125 bps1,2 Portfolio Earned Yield Cost of Funds Flow Reinsurance Fee Income Owned Distribution Margin Expenses (Operating, Interest, Taxes, Pref. Dividends) Common Adjusted Net Earnings excluding significant items Scalable ROA Model (ex Significant Items) – 1Q24 19F&G Investor Update | Spring 2024 1Adjusted return on assets (ROA) attributable to common shareholders excluding significant items in bps 2See discussion of significant income and expense items in the Appendix 3Overall Product margin = portfolio earned yield – cost of funds Unique Investment Capabilities Attractively Priced Liabilities Scalable Operating Platform Strong Earnings Growth Potential Product Margin3: 2.36% 6 $154M 1 2 5 6 As a rule of thumb, target ROA of 110 bps, excluding significant items 1 2 3$653M $362M $15M $13M $165M Accretive Flow Reinsurance Owned Distribution 3 4 4 5

Our Disciplined “Core” Margin Management 20F&G Investor Update | Spring 2024 We strive to opportunistically grow stable liabilities that generate our targeted levels of profitability and have a proven track record of protecting our “core” spread-based margins in varying environments • Our multiple channels and markets provide flexibility to respond to changing market conditions • We are disciplined in new business pricing to achieve targeted returns, prioritizing profit over volume • Our inforce has built-in structural protections and we take prudent action to maintain lifetime profitability targets • Reserves are based on conservative actuarial assumptions • We have robust risk management and rigorous stress testing practices • We continually evaluate opportunities for upside risk adjusted returns and downside protection in our investment portfolio • Portfolio asset allocation • Yield enhancement opportunities to maintain competitive positioning • Floating rate portfolio interest rate hedge

Our Accretive Flow Reinsurance Opportunity

Flow reinsurance provides a lower capital requirement on ceded new business, while allocating capital to the highest returning retained business, enhancing cash flow and generating fee-based earnings


Capital release from flow reinsurance
Drives ROE enhancement

For a reinsured sale, based on current economics, we would expect to receive ~1/3 of the ROA with proportionately less, or ~1/5 of the capital requirement

- Reinsurance allows us to grow sales faster, because of lower capital requirements
  - For every $1B of new business flow reinsurance, we free up $75M of capital to redeploy to the highest earning retained business
- Reinsurance cash flows provide 'capital light' fee based earnings with significantly higher IRRs
  - Reinsurers are paying us to generate (source) their asset accumulation through a ceding commission
  - Provides benefit of scale faster than without reinsurance; expense coverage is more than the marginal expense of putting business on the books

F&G Investor Update | Spring 2024 21

F&G’s Owned Distribution Track Record 22F&G Investor Update | Spring 2024 As a manufacturer, F&G is uniquely positioned to be a distribution consolidator • Our deep distribution relationships, long-term focus, and product expertise provide an opportunity for us to bring value to our network in ways private equity- backed acquirers cannot • Solidifies relationships with key partners that we have worked with for decades • Boosts our presence in underserved multi-cultural and middle market segments • Plays to key experience and expertise within the F&G management team which helps the IMO’s to accelerate their growth • Adds a capital light, diversifying source of fee-based earnings for F&G F&G Is Building A Proven Track Record F&G is a consolidator of choice in the distribution space Deals Closed ~$530M Pro forma ~20%+ ROI’s over time

BVPS Rollforward (ex AOCI) – Quarterly 23F&G Investor Update | Spring 2024 BVPS ex AOCI of $41.10 after MTM movements, ↑ 2% vs. YE 2023 • $0.75 per share, ↑ 2%, due to underlying business performance • ($0.21) per share for return of capital, primarily common dividend • $0.14 per share increase due to mark- to-market movements which are unrealized and point in time 1Attributable to common shareholders and excluding accumulated other comprehensive income (ex AOCI) 2Outstanding shares of 126,332,142 as of 12/31/2023 and 126,149,030 as of 3/31/2024 BVPS ex. AOCI1 – 12/31/2023 to 3/31/2024 $40.42 $41.17 $40.96 $41.10 0.75 (0.21) 0.14 $40.00 $40.20 $40.40 $40.60 $40.80 $41.00 $41.20 $41.40 YE 2023 ANE & Other 1Q24 Before MTM & Return of Capital Return of Capital 1Q24 Before MTM MTM Movements QE 1Q24 F&G Equity ex. AOCI1 ($M) 5,093 94 5,187 (25) 5,162 17 5,179 Shares O/S2 (M) 126 126

BVPS Rollforward (ex AOCI) – Cumulative 24F&G Investor Update | Spring 2024 BVPS ex AOCI of $38.92 before MTM movements, ↑ 42% vs. YE 2020 BVPS ex AOCI of $41.10 after MTM movements, ↑ 50% vs. YE 2020 • $11.72 per share increase due to underlying business performance • ($0.79) per share for capital actions, reflecting dividends, equity grants and share repurchases • $2.18 per share increase due to mark-to-market movements which are unrealized and point in time 1Attributable to common shareholders and excluding accumulated other comprehensive income (ex AOCI) 2Outstanding shares of 105,000,000 as of 12/31/2020 and 126,149,030 as of 3/31/2024 BVPS ex. AOCI1 – 12/31/2020 to 3/31/2024 $27.40 $27.99 $39.71 $38.92 $41.10 4.08 (3.49) 11.72 (0.79) 2.18 $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 YE 2020 LTDI Recast & System Conversion Debt-to- Equity Conversion BVPS After 1x Effects Earnings BVPS With Underlying Earnings Return of Capital BVPS Before MTM MTM QE 1Q24 F&G Equity ex. AOCI1 ($M) 2,877 428 400 3,705 1,354 5,059 (100) 4,959 220 5,179 Shares O/S2 (M) 105 21 126

Stable and Strong Capital Profile 25F&G Investor Update | Spring 2024 Solid F&G capitalization; debt-to-capitalization ratio in line with long term target of 25% • In January 2024, $250M mandatory convertible preferred stock investment from parent FNF; net proceeds to support growth of retained assets under management • In February 2024, revolving credit facility extended and upsized to $750M; $365M outstanding balance 1Excluding accumulated other comprehensive income (ex AOCI) Total Capitalization ex AOCI1 ($M) 5,223 5,093 5,316 250 1,100 1,760 1,760 6,323 6,853 7,326 YE 2022 YE 2023 QE 1Q24 Debt Preferred Stock Total Equity ex. AOCI Adj. Debt to Capital % 17.4% 25.7% 24.0%

Our Capitalization Supports Growth & Dividend 26F&G Investor Update | Spring 2024 F&G’s capital allocation priorities focus on deploying capital to best maximize shareholder value through both continued investment in our business and generation of distributable cash for return of capital to shareholders • F&G has flexibility to adjust retained sales level, as a “lever” to support net cash from operations with sustained asset growth • F&G has returned $30M of capital to shareholders in 1Q24 from common and preferred dividends Investing for Growth Reinvest in the Business Capital and other investments to support the growth strategy and maintain adequate capital buffer Net Cash from Operations Return to Shareholders Common Dividend Payout Upon board approval, common dividend with potential targeted increases over time ► Maintain efficient capital structure ► Target long-term debt-to-total capitalization excl. AOCI of approximately 25% ► Maintain solvency and capital targets in line with ratings Share Repurchase Efficient means of returning cash to shareholders when shares trade at discount to intrinsic value

APPENDIX Appendix - Investments 27F&G Investor Update | Spring 2024

Structured Credit – Why We Like It

Investment Rationale

- Collateralized loan obligation (CLO) portfolio well diversified across industry, issuer and manager; focus on investment grade with ample par subordination
- Commercial mortgage-backed securities (CMBS) focus on seasoned CMBS which allows for visibility into credit performance, built-in appreciation and contractual amortization which reduces risk exposure; target more stable property types, such as multi-family, to create a defensive portfolio
- Asset Backed Securities (ABS) focus on high quality, directly originated specialty finance assets diversified by collateral type

CMBS by Property Type[1]


$3.7B
39% Multifamily
15% Office
11% Industrial
11% Hotel
7% Retail
5% Defeased
2% Mixed Use
1% Self-Storage
1% Special Purpose
1% ManufacturedHousing
1% Single Family
6% Other (< Top 10)

CLO Top 10 Industries[2]


$4B
12% Healthcare & Pharmaceuticals
12% High Tech
9% Banking, Finance, Insurance & Real Estate
8% Services: Business
5% Hotels, Gaming & Leisure
4% Media: Broadcasting & Subscription
4% Construction & Building
4% Capital Equipment
4% Telecommunications
4% Chemicals, Plastics & Rubber
34% Other (< Top 10)

ABS Top 10 Collateral Type[1]


$5B
12% Royalty & Licensing
9% Residential Solar
9% NAV Lending
9% Home Improvement
6% Lender Finance
6% Telecommunications
5% Aviation
5% Manufactured Housing
5% Credit Card
4% Student Loan
30% All Other (< Top 10)

[1]GAAP Fair Values as of 3/31/2024 (net of reinsurance FWH)
[2]Par values as of 3/31/2024 (net of reinsurance FWH)

F&G Investor Update | Spring 2024
28

Portfolio Spotlight: CLO 29F&G Investor Update | Spring 2024 Highly diversified portfolio with ample par subordination • Blackstone’s broad & deep understanding of the asset class, and ability to perform loan level underwriting, distinguishes F&G’s portfolio from its peers F&G CLO Portfolio Composition – % Fair Value Note: GAAP Fair Values as of 3/31/2024. Excludes FGLoNY Assets 1Reflects the weighted average par subordination of the CLO portfolio 10% 12% 39% 29% 10% AAA AA A BBB BB and Below Investment Grade Par Subordination 41% 27% 19% 12% 7% Credit Quality 96% investment grade Structural Protection 20% par subordination1 Capital Efficiency 1.39 Average NAIC rating Market Value $4.2B CLO exposure

Our CLO Portfolio: Look Through Analysis 30F&G Investor Update | Spring 2024 Portfolio focused on high quality CLO securities backed by highly diversified pool of loans Note: GAAP Fair Values as of 3/31/2024 IndustriesCompaniesCLO Managers 96 CLO managers 1,918 Companies 33 Industries 8.7% 3.4% 2.8% 2.6% 2.5% 2.4% 2.4% 2.2% 2.2% 2.2% 68.6% 0.0% 5.0% 10.0% 15.0% 20.0% Manager 1 Manager 2 Manager 3 Manager 4 Manager 5 Manager 6 Manager 7 Manager 8 Manager 9 Manager 10 Other 70% 0.7% 0.5% 0.5% 0.5% 0.4% 0.4% 0.4% 0.4% 0.4% 0.4% 95.4% 0.0% 0.5% 1.0% 1.5% 2.0% Issuer 1 Issuer 2 Issuer 3 Issuer 4 Issuer 5 Issuer 6 Issuer 7 Issuer 8 Issuer 9 Issuer 10 Other 100.0% 12.3% 12.2% 9.3% 7.7% 4.9% 4.5% 4.4% 4.1% 4.0% 3.8% 32.8% 0.0% 5.0% 10.0% 15.0% 20.0% Industry 1 Industry 2 Industry 3 Industry 4 Industry 5 Industry 6 Industry 7 Industry 8 Industry 9 Industry 10 Other 40.0%

U.S. CLO Impairment Frontier 31F&G Investor Update | Spring 2024 CLO debt is well insulated from higher defaults and lower recovery rates • BBB CLOs can withstand an annualized default of 9.4% (that would have to occur every year) assuming a 63.5% average long- term loan recovery rate U.S. CLO Impairment Frontier (First-Loss Scenarios among CLO tranches) Note: Reflects Blackstone’s views and beliefs as of March 31, 2024. Source: US J.P. Morgan as of March 31, 2024 for average recovery rate and annual loan default rate; CLO impairment frontiers generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month Libor + 325bps, no reinvestment post Reinvestment Period. Please note: the historical data point shown is calculated using annual default and recovery rates from J.P. Morgan Leveraged Loan Index and represents the average default rates and weighted average recovery rates from 1998-2024 for the long- term average time period. Average recovery rate is representative of first-lien loans as of March 31, 2024 0% 5% 10% 30%35%40%45%50%55%60%65%70% Average Senior Loan Recovery Rate A BBB BB Long-Term Average Annual Default Rate

Portfolio Spotlight: Real Estate Debt 32F&G Investor Update | Spring 2024 Blackstone Real Estate Debt Strategies (BREDS) has assembled a high-quality portfolio with diversified exposure across asset classes and properties Note: GAAP Fair Values as of 3/31/2024 36% CMBS 27% RML 18% CML 16% RMBS 3% NNN $10B Duration 3.6 years Quality 1.3 Average NAIC rating Market Value $10.2B Real estate portfolio Weighted Average Life 5.4 years

Portfolio Spotlight: CMBS & RMBS 33F&G Investor Update | Spring 2024 Note: GAAP Fair Values as of 3/31/2024 By Asset Type By Property Type By NAIC Rating 30% 25% 19% 11% 10% 5% 1Q24 RMBS SASB CRE CLOs Conduit (Below A) Conduit (A or above) Agency 57% 10% 9% 8% 7% 5% 4% 1Q24 Multifamily Office Other Hotel Retail Industrial Defeased 83% 9% 5% 3% 1Q24 1 2 3 4/5/6

Portfolio Spotlight: CMBS 34F&G Investor Update | Spring 2024 Prudent asset selection has led to more multifamily exposure and less retail vs. Conduit CMBS market averages Portfolio Construction Comparison1 Note: GAAP Fair Values as of 3/31/2024 1BAML Conduit Data as of 12/31/2023 39% 7% 13% 25% Multifamily Retail F&G Post-Crisis Conduit CMBS Credit Quality 90% Investment grade (NRSRO) Quality 1.4 Average NAIC rating Market Value $3.7B CMBS portfolio Credit focus A NRSRO rating

Portfolio Spotlight: CMLs 35F&G Investor Update | Spring 2024 Investment Rationale • Our Commercial Mortgage Loan (CML) portfolio is low risk, low leveraged and well diversified • All first mortgage loans, with average loan-to-value of ~60% • 76 holdings, with average loan size of $27.5M • 1.3% of CML portfolio loans have a DSCR <1x By State By Loan-To-Value % By Underlying Property Type Note: Par Values as of 3/31/2024 24% CA 12% FL 6% NY 6% TX 5% NJ 5% GA 4% CT 38% Other $2B 54% LTV 60% to 70% 32% LTV 50% to 60% 13% LTV < 50% 1% LTV > 70% $2B 48% Multifamily 23% Industrial 15% Office 5% Retail 4% Student Housing 5% Other $2B

Portfolio Spotlight: Alternatives LPs 36F&G Investor Update | Spring 2024 • Alternatives portfolio has demonstrated robust returns • Commitments to Blackstone and non-Blackstone alternatives total $4.5B; invested capital of $2.5B • Total Alts NAV of $2.6B or 6% of total portfolio • The portfolio is well-diversified by underlying asset type, vintage year and geography • Only 1.5% of Alternative LPs portfolio invested in office • Historical average return of 13%; since inception: • Total value to paid-in capital (TVPI) of 1.28x, reflecting nearly 30% appreciation in value of capital invested • Distributions to paid-in capital (DPI) of 0.48x, reflecting return of almost half the capital invested Note: Reflects net asset value (NAV) as of 12/31/2023; includes Blackstone and Non-Blackstone funds Historical Performance 9.5% 5.4% 31.0% 3.7% 4.1% FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Historical Avg = 13% Sector 59% Private Equity 25% Real Assets 16% Credit $2.6B

Blackstone Related Important Disclosures 37F&G Investor Update | Spring 2024 This document (together with any attachments, appendices, and related materials, the “Materials”) is provided for informational due diligence purposes only and is not, and may not be relied on in any manner as legal, tax, investment, accounting or other advice or as an offer to sell, or a solicitation of an offer to buy, any security or instrument in or to participate in any account, program, trading strategy with any Blackstone fund, account or other investment vehicle (each a “Client”) managed or advised by Blackstone Inc. or its affiliates (“Blackstone”), nor shall it or the fact of its distribution form the basis of, or be relied on in connection with, any contract or investment decision. None of Blackstone, its funds, nor any of their affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein should be relied upon as a promise or representation as to past or future performance of a Client or any other entity, transaction, or investment. All information is as of the date on the cover, unless otherwise indicated and may change materially in the future. Past Performance and Estimates / Targets. In considering any investment performance information contained in the Materials, please bear in mind that past or estimated performance is not necessarily indicative of future results and there can be no assurance that Blackstone or a Client will achieve comparable results, implement its investment strategy, achieve its objectives or avoid substantial losses or that any expected returns will be met. Any estimates and/or targets used herein are indicative of Blackstone’s analysis regarding outcome potentials and are not guarantees of future performance. They are presented solely to provide you with insight into the portfolio's anticipated risk and reward characteristics. They are based on Blackstone’s current view of future events and financial performance of potential investments and various estimations and “base case” assumptions (including about events that have not occurred) made at the time the estimates/targets are developed. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially from the estimates/targets. Any variations could be adverse to the actual results. Additional information regarding any estimations/targets, and relevant assumptions, is available upon request. Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof. Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. Forward-Looking Statements. Certain information contained in the Materials constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward‐looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10‐K for the most recent fiscal year ended December 31 of that year and any such updated factors included in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Materials and in the filings. Blackstone undertakes no obligation to publicly update or review any forward‐looking statement, whether as a result of new information, future developments or otherwise.

APPENDIX 38F&G Investor Update | Spring 2024 Appendix - Finance

Non-GAAP Measure Reconciliations[1]

	Year ended		Three months ended				
	December 31, 2022	December 31, 2023	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
Net earnings (loss) attributable to common shareholders	$635	($58)	($195)	$130	$306	($299)	$111
Non-GAAP adjustments							
Recognized (gains) and losses, net							
Net realized and unrealized (gains) losses on fixed maturity available-for-sale securities, equity securities and other invested assets	446	98	48	27	14	9	(48)
Change in allowance for expected credit losses	24	48	8	20	5	15	1
Change in fair value of reinsurance related embedded derivatives	(352)	128	19	(17)	(36)	162	18
Change in fair value of other derivatives and embedded derivatives	(1)	(60)	(1)	—	13	(72)	61
Recognized (gains) losses, net	117	214	74	30	(4)	114	32
Market related liability adjustments	(534)	258	244	(102)	(237)	353	(55)
Purchase price amortization	21	22	5	6	5	6	22
Transaction costs and other non-recurring items	10	3	2	—	1	—	—
Noncontrolling interest	—	—	—	—	—	—	(3)
Income taxes adjustment	104	(104)	(69)	15	49	(99)	1
Adjusted net earnings attributable to common shareholders	$353	$335	$61	$79	$120	$75	$108
Alternatives investment short-term returns versus long-term return expections	217	153	33	55	28	37	52
Other significant (income) expense items	(99)	51	37	(5)	—	19	(6)
Adjusted net earnings excluding significant items	$471	$539	$131	$129	$148	$131	$154

All amounts in millions

[1]Refer to "Non-GAAP Measures Definitions"

F&G Investor Update | Spring 2024

39

ANE – Significant Items1 40F&G Investor Update | Spring 2024 1Refer to Reconciliation of net earnings (loss) to adjusted net earnings attributable to common shareholders on page 39 Significant Income and Expense Items (Reflected in Adjusted Net Earnings) Alternatives Long-term Expected Return (Not Reflected in Adjusted Net Earnings) Weighted Average Diluted Shares Outstanding Three months ended March 31, 2024 Adjusted net earnings of $108 million for the three months ended March 31, 2024 included $100 million of investment income from alternative investments and $6M income of CLO redemption gains and bond prepay income. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $152 million. $106 $152 130 December 31, 2023 Adjusted net earnings of $75 million for the three months ended December 31, 2023 included $110 million of investment income from alternative investments, partially offset by $10 million of one-time fixed asset impairment charge and $9 million actuarial industry assumption updates. Alternative invesments investment income based on management's long-term expected return of approximately 10% was $147 million. $91 $147 125 September 30, 2023 Adjusted net earnings of $120 million for the three month ended September 30, 2023 included $114 million of investment income from alternative investments. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $142 million. $114 $142 125 June 30, 2023 Adjusted net earnings of $79 million for the three months ended June 30, 2023 included $82 million of investment income from alternative investments and $5 million of bond prepay income. Alternative investments investment income based on management's long-term expected return of approzimately 10% was $137 million. $87 $137 125 March 31, 2023 Adjusted net earnings of $61 million for the three months ended March 31, 2023 included $99 million of investment income from alternative investments, partially offset by $37 million tax valuation allowance. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $132 million. $62 $132 125

ANE – Significant Items1 (cont.) 41F&G Investor Update | Spring 2024 1Refer to Reconciliation of net earnings (loss) to adjusted net earnings attributable to common shareholders on page 39 Significant Income and Expense Items (Reflected in Adjusted Net Earnings) Alternatives Long-term Expected Return (Not Reflected in Adjusted Net Earnings) Weighted Average Diluted Shares Outstanding Year ended December 31, 2023 Adjusted net earnings of $335 million for the year ended December 31, 2023 included $405 million of investment income from alternative investments and $5 million of bond prepay income, partially offset by $37 million tax valuation allowance, $10 million of one-time fixed asset impairment charge and $9 million actuarial industry assumption updates. Alternative investments investment income based on management's long-term expected return of approximately 10% was $558 million. $354 $558 125 December 31, 2022 Adjusted net earnings of $353 million for the year ended December 31, 2022 included $202 million of investment income from alternative investments, $66 million gain from actuarial assumption updates, $20 million net, tax benefits and $13 million net, CLO redemption gains and other income and expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $419 million. $301 $419 115

Non-GAAP Measures Definitions 42F&G Investor Update | Spring 2024 The following represents the definitions of non-GAAP measures used by F&G Adjusted Net Earnings attributable to common shareholders Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate: (i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards; (ii) Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit; (iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities); (iv) Transaction costs: the impacts related to acquisition, integration and merger related items; (v) Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years; (vi) Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that F&G does not wholly own; and (vii) Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Non-GAAP Measures and Definitions (cont.) 43F&G Investor Update | Spring 2024 Adjusted Weighted Average Diluted Shares Outstanding Adjusted weighted average diluted shares outstanding is the same as weighted average diluted shares outstanding except for periods in which our preferred stocks are calculated to be dilutive to either net earnings attributable to common shareholders or adjusted net earnings attributable to common shareholders, but not both, or there is a net earnings loss attributable to common shareholders on a GAAP basis, but positive adjusted net earnings attributable to common shareholders using the non-GAAP measure. The above exceptions are made to include relevant diluted shares when dilution occurs and exclude relevant diluted shares when dilution does not occur for adjusted net earnings attributable to common shareholders. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Net Earnings attributable to common shareholders per Diluted Share Adjusted net earnings attributable to common shareholders per diluted share is calculated as adjusted net earnings plus preferred stock dividend (if the preferred stock has created dilution). This sum is then divided by the adjusted weighted-average diluted shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Return on Assets attributable to Common Shareholders Adjusted return on assets attributable to common shareholders is calculated by dividing year-to-date annualized adjusted net earnings attributable to common shareholders by year-to-date AAUM. Return on assets is comprised of net investment income, less cost of funds, flow reinsurance fee income, owned distribution margin and less expenses (including operating expenses, interest expense and income taxes) consistent with our adjusted net earnings definition and related adjustments. Cost of funds includes liability costs related to cost of crediting as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM.

Non-GAAP Measures and Definitions (cont.) 44F&G Investor Update | Spring 2024 Adjusted Return on Average Common Shareholder Equity, excluding AOCI Adjusted return on average common shareholder equity is calculated by dividing the rolling four quarters adjusted net earnings attributable to common shareholders, by total average F&G equity attributable to common shareholders, excluding AOCI. Average equity attributable to common shareholders, excluding AOCI for the twelve month rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be a useful internally and for investors and analysts to assess the level return driven by the Company's adjusted earnings. Assets Under Management (AUM) AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP: (i) total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives; (ii) investments in unconsolidated affiliates at carrying value; (iii) related party loans and investments; (iv) accrued investment income; (v) the net payable/receivable for the purchase/sale of investments; and (vi) cash and cash equivalents excluding derivative collateral at the end of the period. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

Non-GAAP Measures and Definitions (cont.) 45F&G Investor Update | Spring 2024 AUM before Flow Reinsurance AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets. Average Assets Under Management (AAUM) (Quarterly and YTD) AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets. Book Value per Common Share, excluding AOCI Book value per Common share, excluding AOCI is calculated as total F&G equity attributable to common shareholders divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company. Return on Average F&G common shareholder Equity, excluding AOCI Return on average F&G common shareholder equity, excluding AOCI is calculated by dividing the rolling four quarters net earnings (loss) attributable to common shareholders, by total average F&G equity attributable to common shareholders, excluding AOCI. Average F&G equity attributable to common shareholders, excluding AOCI for the twelve month rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

Non-GAAP Measures and Definitions (cont.) 46F&G Investor Update | Spring 2024 Sales Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition. Total Capitalization, excluding AOCI Total capitalization, excluding AOCI is based on total equity excluding the effect of AOCI and the total aggregate principal amount of debt. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company. Debt-to-Capital Ratio, excluding AOCI Debt-to-capitalization ratio is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity, excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. Total Equity, excluding AOCI Total equity, excluding AOCI is based on total equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on total equity.

Non-GAAP Measures and Definitions (cont.) 47F&G Investor Update | Spring 2024 Total F&G Equity attributable to common shareholders, excluding AOCI Total F&G equity attributable to common shareholder, excluding AOCI is based on total F&G Annuities & Life, Inc. shareholders' equity excluding the effect of AOCI and preferred stocks, including additional paid-in-capital. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Yield on AAUM Yield on AAUM is calculated by dividing annualized net investment income on an adjusted net earnings basis by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.